SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-TOPPS COMPANY INC
GAMCO ASSET MANAGEMENT INC.
9/18/07 1,500 9.0769
9/18/07 316,900 9.2182
GABELLI SECURITIES, INC.
GABELLI ASSOCIATES LTD
9/18/07 5,000 9.0769
GABELLI ASSOCIATES FUND II
9/18/07 1,000 9.0769
GABELLI ASSOCIATES FUND
9/18/07 2,500 9.0769
GABELLI FUNDS, LLC.
GABELLI ABC FUND
9/18/07 200,000 9.2431

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.